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                    [MACKALL CROUNSE & MOORE PLC LETTERHEAD]

                               September 27, 1995


                                        EXHIBIT 5.1

Norstan, Inc.
605 North Highway 169
Plymouth, MN 55441

     Re:  Norstan, Inc. 1995 Long-Term Incentive Plan
          Registration Statement on Form S-8
          -------------------------------------------

Ladies and Gentlemen:

          We have examined (a) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus to be used in connection therewith (the "Prospectus"), relating to the issuance by you of up to 600,000 shares of your common stock, par value $.10 per share, (the "Common Stock") in the manner set forth in the Registration Statement and the Prospectus; (b) your Certificate of Incorporation and your Bylaws, both as amended to date; and (c) your corporate proceedings relative to your organization and to the issuance of the Common Stock.

          In addition to the examination outlined above, we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. Norstan, Inc. has been legally incorporated and is validly existing under the laws of the State of Minnesota.

          2. The Common Stock will, when issued by you as contemplated in the Registration Statement and the Prospectus, be legally issued, fully paid, and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Opinion" in the Prospectus. In giving this consent, we do not admit hereby that we come within the

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Norstan, Inc.
September 27, 1995
Page 10

category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                   /s/ Mackall, Crounse & Moore, PLC
                                   ---------------------------------
                                   MACKALL, CROUNSE & MOORE, PLC


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